MATERIAL SCIENCES CORPORATION

FISCAL YEAR 2009 INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

UNDER 1992 OMNIBUS

STOCK AWARDS PLAN FOR KEY EMPLOYEES

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is entered into between Material Sciences Corporation, a Delaware corporation (the “Company”), and                          (“Employee”), pursuant to the 1992 Omnibus Stock Awards Plan for Key Employees (the “Plan”), to document an award made as of April __, 2008 (“Grant Date”) under the Company’s Fiscal Year 2009 Incentive Plan. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Section 17.

1. Option Grant. Subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants to the Employee the right to purchase (the “Option”) from the Company                          shares (the “Option Shares”) of the Company’s common stock, $.02 par value (the “Common Stock”), at an exercise price per share (the “Option Price”) equal to $8.00 (which is the higher of (a) the average closing price of the Common Stock on the New York Stock Exchange (“NYSE”) for the five (5) consecutive trading days immediately preceding the Grant Date, rounded up to the next highest full dollar amount and (b) the closing price of the Common Stock on the NYSE on the last trading date preceding the Grant Date), to be exercisable at the times and on the terms and subject to the conditions set forth herein. The Option shall be null and void unless the Employee executes this Agreement and returns it to the Secretary of the Company at its office in Elk Grove Village, Illinois within thirty (30) days of receipt by the Employee. The Option will expire on the tenth anniversary of the Grant Date (the “Final Expiration Date”), unless terminated earlier as provided under Section 3 or 4. The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Vesting and Exercise. The Option shall be exercisable only to the extent vested in accordance with this Section 2.

(a) The Option shall become vested as to fifty percent (50%) of the Option Shares on the third anniversary of the Grant Date, provided that Employee remains continuously in Employment by the Company through such date. The Option shall become vested as to the other fifty percent (50%) of the Option Shares on the third anniversary of the Grant Date, provided that (i) Employee remains continuously in Employment by the Company through such date and (ii) the Company achieves its provisional strategic plan for the three (3)-consecutive fiscal year period ending February 28, 2011.

(b) Notwithstanding Section 2(a) hereof, but subject to the provisions this Section 2(b), the Option shall become vested in fifty percent (50%) of the Option Shares on the date of Employee’s death or Disability. The Option shall become vested in the remaining fifty percent (50%) of the Option Shares on the date of Executive’s death or Disability to the extent that the Committee determines that the Company has satisfied its provisional strategic plan for the portion of the three (3)-consecutive fiscal year period ending with such Termination of Employment. Death and Disability are the only events that accelerate the vesting of the Option granted under this Agreement. To the extent that the vesting of all or any portion of the Option otherwise would accelerate under the provisions of a severance and change in control agreement between Executive and the Company, or under any other plan, program, or agreement of or with the Company, no such acceleration of vesting shall occur with respect to the Option. The grant of the Option under Section 1 is expressly conditioned on the conditions of the immediately preceding sentence.

(c) Any portion of the Option that is not, or shall not have become, vested as of the date of Employee’s Termination of Employment shall be forfeited to the Company effective on the date of Employee’s Termination of Employment. Any portion of the Option that is or shall have become vested as of the date of Employee’s Termination of Employment shall be exercisable in accordance with the applicable terms of the Plan and this Agreement.

(d) Subject to the foregoing, the Option shall be exercisable, and Employee shall have the right to purchase the Option Shares, from time to time and in whole or in part, only if Employee is in Employment by the Company on the exercise date, except as provided under Section 3 or Section 4, as applicable.

3. Cessation of Employment. Subject to this Section 3, the Option shall expire and permanently terminate upon, and shall not be exercisable or exercised after, Employee’s Termination of Employment for any reason other than a cessation of employment due to death or Disability. Upon a Termination of Employment described in this Section 3, except as specifically set forth in Section 4, Employee may exercise the Option until the earlier to occur of (a) the ninetieth (90th) day after the effective date of the Termination of Employment or (b) the Final Expiration Date; provided, however that no portion of the Option may be exercised in the event of or after Executive’s dismissal for Cause.

4. Death, Disability, or Retirement. If Employee (a) dies while in Employment by the Company, (b) incurs a Disability while in Employment by the Company, or (c) terminates his employment as a result of Retirement, the Option, to the extent vested, may be exercised until the earlier to occur of (i) the third (3rd) anniversary of Employee’s death, Disability, or Retirement, as applicable, and (ii) the Final Expiration Date.

5. Method of Exercise and Payment. Subject to the limitations herein set forth, Employee or Employee’s beneficiary, if applicable, may exercise the Option by delivery of written notice to the Secretary of the Company in Elk Grove Village, Illinois, specifying the number of Option Shares to be purchased and including payment of the Option Price, as described below; provided, however, that no fractional shares may be purchased hereunder at any time. Payment of the

Option Price shall be made (a) in cash or by check, bank draft or money order to the order of Material Sciences Corporation (collectively, “cash”), (b) at the discretion of Employee and with the consent of the Committee, in shares of Common Stock (valued as of the date of the notice of exercise) with a total value equal to or less than the aggregate Option Price, plus cash in the amount, if any, by which the aggregate Option Price exceeds the value of such shares of Common Stock or (c) at the discretion of the Committee, by delivery of a properly executed exercise notice together with such other documentation as the Committee and a qualified broker, if applicable, shall require to effect an exercise of the Option, and delivery to the Company of the proceeds required to pay the exercise price; provided, however, that this method of payment shall not be available to an “Executive Officer” (as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto) if it would constitute a loan by the Company to the Employee.

6. Tax Withholding. As a condition precedent to the exercise of the Option, Employee shall, if requested by the Company, pay to the Company, in addition to the aggregate Option Price, such amount of cash as the Company may be required, under applicable federal, state or local law or regulations, to withhold and pay over as income or other withholding taxes.

7. Delivery of Option Shares. Upon the exercise of the Option in whole or in part and satisfaction of the requirements described in Sections 5 and 6, the Company shall deliver a certificate or certificates representing the number of shares of Common Stock purchased against full payment therefor in the manner set forth in Section 5 hereof, and the Company shall pay all original issue or transfer taxes and all other fees and expenses incident to such delivery except as otherwise provided in Section 6 hereof.

8. Transferability. None of the Option, this Agreement or any rights under this Agreement may be transferred other than by will or the laws of descent and distribution, and during Employee’s lifetime the Option shall be exercisable only by Employee or his or her legal representative. Any other transfer or any attempted assignment, pledge or hypothecation, whether or not by operation of law, shall be void and shall nullify the Option. The Option shall not be subject to execution, attachment or other process, and no person shall be entitled to exercise any rights of Employee under this Agreement or possess any rights under this Agreement by virtue of any attempted execution, attachment or other process. Notwithstanding the foregoing, the Option may be transferred by law or pursuant to the laws of descent and distribution or by domestic relations order.

9. Adjustments. Upon the occurrence of any of the following events, the Option shall be adjusted as follows:

(a) In case the number of outstanding shares of Common Stock shall be increased by stock split, stock dividend, or other relevant change in the capitalization of the Company (which shall not include the sale by the Company of shares of Common Stock or securities convertible into shares of Common Stock), the number of Option Shares which may thereafter be purchased under the Option shall be proportionately increased and the Option Price shall be proportionately decreased.

(b) In case the number of outstanding shares of Common Stock is decreased by reverse stock split, combination of shares, recapitalization or other relevant change in the capitalization of the Company (which shall not include the purchase or retirement by the Company of shares of Common Stock or securities convertible into such shares of Common Stock), the number of Option Shares which may thereafter be purchased hereunder shall be proportionately decreased and the Option Price shall be proportionately increased.

10. Registration. The Option and this Agreement is subject to the condition that if at any time the Committee determines, in its discretion, that the listing of the Option Shares on any securities exchange, or the registration or qualification of the Option Shares under any federal or state law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of this Option or the purchase or delivery of Option Shares, the Option may not be exercised, in whole or in part, and the Option Shares may not be delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.

11. Reservation. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of shares subject hereto from time to time.

12. No Privileges. Employee shall not be entitled to any privileges of ownership with respect to the Option Shares unless and until purchased and delivered upon the exercise in whole or in part of the Option.

13. Rights of Employee. In no event shall the granting of the Option or the acceptance of this Agreement by Employee interfere with or limit in any way the right of the Company to terminate Employee’s employment at any time with or without cause, or confer upon Employee any right to continue in Employment by the Company for any period of time or to continue his or her present or any other rate of compensation.

14. Beneficiary Designation. Subject to Section 8, Employee may name, from time to time, beneficiaries as provided in the Plan.

15. Committee Resolution. The Committee shall have the right and discretion to resolve all questions which may arise in connection with the Option and with its exercise.

16. Miscellaneous.

(a) This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Employee, acquire any rights hereunder.

(b) The parties to this Agreement agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

(c) Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given when personally delivered or five (5) business days after deposit in the United States Post Office, by certified mail with postage and fees prepaid, return receipt requested. Notices shall be addressed, in the case of Employee, to the address set forth below his or her signature on the signature page hereto and in the case of the Company, to it at its principal executive office, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party.

(d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

(e) This Agreement shall be governed by and construed under the internal laws (and not the laws of conflicts) of the State of Illinois.

(f) The captions used herein are for convenience of reference only and shall not be considered in the interpretation of the provisions hereof.

17. Certain Definitions. As used herein, the following terms have the following meanings:

(a) “Affiliate” means any corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including the subsidiaries of the Company and other entities controlled by such subsidiaries.

(b) “Agreement” has the meaning set forth in the preamble hereof.

(c) “Cause” means, with respect to the termination of Employee’s Employment by the Company, one or more of the following: (i) Employee’s commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Affiliates or any of their customers or suppliers; (ii) Employee’s reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other conduct causing the Company or any of its Affiliates public disgrace or disrepute or economic harm; (iii) failure by Employee to perform duties as reasonably directed by the Company officer or other employee to whom Employee primarily reports (or, with respect to the Chief Executive Officer, the Board); (iv) any willful act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its subsidiaries to the disadvantage or detriment of the Company and its Affiliates; (v) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Affiliates; or (vi) if Employee is covered by an employment agreement with the Company or an Affiliate, any breach of such agreement which is not cured to the reasonable satisfaction of the Company’s Chief Executive Officer (or, with respect to such Chief Executive Officer, the Board) within fifteen (15) days after written notice thereof to Employee.

(d) “Code” has the meaning set forth in Section 1 hereof.

(e) “Committee” means the Company’s Compensation, Organization and Corporate Governance Committee or other committee authorized by the Company’s Board of Directors to administer the Plan (or any successor plan thereto).

(f) “Common Stock” has the meaning set forth in Section 1 hereof.

(g) “Company” has the meaning set forth in the preamble hereof.

(h) “Disability” means a mental or physical illness that entitles Employee to receive benefits under the long-term disability plan of the Company, or if there is no such plan or Employee is not covered by such a plan or Employee is not an employee of the Company, a mental or physical illness that renders Employee totally and permanently incapable of performing Employee’s duties for the Company, as determined by the Committee. The determination of Disability for purposes of this Agreement shall not be construed to be an admission of disability for any other purpose.

(i) “Employee” has the meaning set forth in the preamble hereof.

(j) “Employment by the Company” shall mean continuous employment by the Company or an Affiliate. For purposes of determining whether Employee has been continuously employed, any leave of absence for periods and purposes conforming to the personnel policies of the Company and approved by the Committee shall not be deemed to be an interruption of continuous service.

(k) “Final Expiration Date” has the meaning set forth in Section 1 hereof.

(l) “Grant Date” has the meaning set forth in the preamble hereof.

(m) “Option Price” has the meaning set forth in Section 1 hereof.

(n) “Option Shares” has the meaning set forth in Section 1 hereof.

(o) “Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

(p) “Plan” has the meaning set forth in the preamble hereof.

(q) “Retirement” means Employee’s voluntary termination of Employee’s Employment by the Company after Employee has attained his or her full Social Security retirement age (i.e., the age at which the Participant may receive unreduced Social Security benefits), other than a termination by the Company or an Affiliate for Cause.

(r) “Termination of Employment” means Employee ceasing to be in continuous Employment by the Company for any reason whatsoever, including, without limitation, Employee’s death, Disability or discharge.

MATERIAL SCIENCES CORPORATION

By:
Clifford D. Nastas Its: Chief Executive Officer

Accepted as of this          day

of April, 2008.

Employee

Address: